Exhibit 99.2

GD Culture Group Limited Receives Nasdaq Notification Regarding Minimum Bid Price Deficiency

JERSEY CITY, N.J., June 24, 2026 (GLOBE NEWSWIRE) -- GD Culture Group Limited (Nasdaq: GDC) (the “Company” or “GDC”) today announced that the Company had received a written notification letter (the “Notification Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) on June 22, 2026, notifying the Company that it is not in compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rules 5550(a)(2) for continued listing on the Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days from May 7, 2026 to June 18, 2026, the Company no longer meets the minimum bid price requirement.

The Notification Letter does not impact the Company’s listing on the Nasdaq Capital Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until December 21, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s common stock must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by December 21, 2026, the Company may be eligible for additional time to regain compliance or may face delisting. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during such compliance period, including by effecting a reverse stock split, if necessary.

The Company’s business operations are not currently affected by the receipt of the Notification Letter. The Company is monitoring the closing bid price of its common stock and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split of its outstanding common stock, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

About GD Culture Group Limited

GD Culture Group Limited is a Nevada corporation and holding company. The Company is currently undergoing a strategic transition toward leveraging its artificial intelligence and virtual content generation technologies to enter the interactive reading and narrative entertainment market. The Company’s main businesses include AI-driven digital human technology. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s),” “positioned,” “approximately,” “potential,” “goal,” “strategy,” “outlook” and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in the Company’s public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2026 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, which may be viewed at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com